UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2009
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-3.1
EX-4.1
EX-4.2
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement
          On February 12, 2009, XATA Corporation (the “Company”) entered into a Common Stock Warrant and Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) with the Purchasers listed on the signature page thereto (the “Purchasers”), providing for the sale, in a private placement, of 1,355,857 shares of Series E Preferred Stock of the Company (the “Series E Preferred Stock”) for $2.22 per share (the consolidated closing bid price of the Company’s Common Stock on the day before the Purchase Agreement was entered into) and warrants to purchase 406,759 shares of Common Stock of the Company (the “Warrants”) for $0.125 per share of Common Stock underlying the Warrants, resulting in gross proceeds to the Company of approximately $3.1 million (referred to herein as the “Equity Financing”). The Purchasers are (1) funds affiliated with Trident Capital Inc. that also hold all of the Company’s issued and outstanding Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (the “Trident Purchasers”), (2) funds affiliated with Weber Capital Management LLC, and (3) certain members of the Company’s management.
          Under the Purchase Agreement, the Company is obligated to file one or more registration statements on Form S-3 to register with the SEC the resale by the Purchasers, from time to time, of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock and Series F Preferred Stock (as defined below) and exercise of the Warrants.
          The Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
          On February 12, 2007, the Company closed the Equity Financing and in connection therewith entered into the Exchange Agreement, issued the Warrants, filed the Certificate of Designations, and entered into the Amended and Restated Investor Rights Agreement.
Exchange Agreement
          In connection with the execution and closing of the Purchase Agreement, the Company and the Purchasers also entered into an Exchange Agreement under which the Company will be obligated to exchange all shares of the Series E Preferred Stock for an equal number of shares of a new series of preferred stock of the Company (the “Series F Preferred Stock”), to be created in the future. The Series F Preferred Stock will be identical to the Series E Preferred Stock in all respects, except that its liquidation preference will be senior to the Company’s existing series of preferred stock, whereas the Series E Preferred Stock’s liquidation preference is junior to the existing series of Preferred Stock. The Series F Preferred Stock will be created, and the exchange will occur, only if the Company’s shareholders approve amendments to the Company’s Articles of Incorporation that are necessary to allow for the Series F Preferred Stock to have a liquidation preference senior to the Company’s existing series of preferred stock. Under the Exchange Agreement, the Company is obligated to call and hold a meeting of its shareholders for this purpose.
          The Exchange Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Warrants
          The Company issued Warrants to purchase an aggregate of 406,759 shares of Common Stock, subject to anti-dilution adjustments in the event of stock splits and similar events. The exercise price of the Warrants is $2.22 per share, subject to anti-dilution adjustments as described above, and the Warrants are exercisable for seven years from the date of issuance. The form of Warrant is filed herewith as Exhibit 4.2.

          Also in connection with the closing of the Purchase Agreement, the Company extended by two years the term of each common stock warrant issued to the Trident Purchasers on September 15, 2005 (in connection with their purchase of the Company’s Series C Preferred Stock) and June 19, 2007 (in connection with their purchase of the Company’s Series D Preferred Stock), so that such warrants are now exercisable until the seventh anniversary (instead of the fifth anniversary) of the original date of issuance.
Certificate of Designations
          The Company filed the Certificate of Designations for Series E Preferred Stock (the “Certificate of Designations”), which is filed herewith as Exhibit 3.1. The Certificate of Designations provides the following rights and preferences of the Series E Preferred Stock:
•	Dividends — The Series E Preferred Stock is entitled to payment of dividends equivalent to any dividends paid on any other capital stock of the Company, except the preferred dividend payable on the Series B Preferred Stock.

•	Liquidation — In the event of a liquidation of the Company, the holders of Series E Preferred Stock will be entitled to receive, after the satisfaction in full of the liquidation preference of the holders of the Series B, Series C Preferred Stock and Series D Preferred Stock, an amount equal to their purchase price per share of Series E Preferred Stock plus any accrued but unpaid dividends.

•	Conversion — The shares of Series E Preferred Stock are initially convertible into shares of Common Stock at a conversion price of $2.22 per share, subject to anti-dilution adjustments in the event of stock splits and similar events. Accordingly, each share of Series E Preferred Stock is initially convertible into one share of Common Stock.

•	Mandatory Redemption — At the request of holders of at least 60% of the Series E Preferred Stock, the Company must redeem the shares of Series E Preferred Stock, for the original issue price paid by the holders (subject to anti-dilution adjustments in the event of stock splits and similar events) plus any accrued but unpaid dividends, at any time after the first to occur of (a) February 12, 2014, (b) an acceleration event, including certain judgments against the Company, defaults or a bankruptcy event, or (c) a change in control of the Company. If the Company declines to redeem any shares of Series E Preferred Stock in the situation described by the preceding sentence, the Series E Preferred Stock will begin to bear cumulative dividends at the rate of 4% of the original issue price per annum.

•	Voting Rights — The Series E Preferred Stock generally votes with shares of Common Stock on an as-converted basis.

Amended and Restated Investor Rights Agreement
          The Amended and Restated Investor Rights Agreement, which is filed herewith as Exhibit 4.1 (the “Amended and Restated IRA”), amends and restates the prior Investor Rights Agreement, dated June 19, 2007, between the Company and the Trident Purchasers (the “Prior IRA”). The Amended and Restated IRA generally provides the Trident Purchasers with the same rights and protections as the Prior IRA, but has been updated to reflect their ownership position in the Company as a result of the Purchase Agreement and Exchange Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
          On February 12, 2009, the Company sold 1,355,857 shares of Series E Preferred Stock and Warrants to purchase an aggregate of 406,759 shares of Common Stock in the Equity Financing discussed above. The Company received gross proceeds of approximately $3.1 million in the Equity Financing.
          The offers and sales of Series E Preferred Stock and Warrants were made to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and therefore are exempt from the registration requirements of the Securities Act.
          See Item 1.01 under “Certificate of Designations — Conversion” and “Warrants” for information on the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Warrants, which sections are incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On February 12, 2009, the Company filed the Certificate of Designations with the Minnesota Secretary of State. See Item 1.01 above under “Certificate of Designations” for a summary of the terms of the Certificate of Designations, which is incorporated herein by reference. The filing of the Certificate of Designations is not considered an amendment of the Company’s articles of incorporation under applicable corporate law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1	Certificate of Designations for Series E Preferred Stock dated February 12, 2009.

4.1	Amended and Restated Investor Rights Agreement dated as of February 12, 2009 by and among XATA Corporation, Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P. and Trident Capital Parallel Fund-V, C.V.

4.2	Form of Warrant issued on February 12, 2009 to Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P., Trident Capital Parallel Fund-V, C.V., GW 2001 Fund, L.P., Weber Capital Partners II, L.P. and members of the Company’s management.

10.1	Common Stock Warrant and Series E Preferred Stock Purchase Agreement dated as of February 12, 2009 by and among XATA Corporation, Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P., Trident Capital Parallel Fund-V, C.V., Weber Capital Partners II, L.P., GW 2001 Fund, L.P. and members of the Company’s management.

10.2	Exchange Agreement dated February 12, 2009 by and among XATA Corporation, Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P., Trident Capital Parallel Fund-V, C.V., Weber Capital Partners II, L.P., GW 2001 Fund, L.P. and members of the Company’s management.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2009	XATA CORPORATION

	By:	/s/ Wesley Fredenburg Wesley Fredenburg General Counsel